Exhibit 10.45

FINAL FORM

FLOWERS FOODS, INC.

2014 OMNIBUS EQUITY AND INCENTIVE COMPENSATION PLAN

Performance Share Agreement

WHEREAS, [[FIRSTNAME]] [[LASTNAME]] (the “Grantee”) is a Participant in the Flowers Foods, Inc. 2014 Omnibus Equity and Incentive Compensation Plan (amended and restated effective May 25, 2023) (the “Plan”) and is an employee of Flowers Foods, Inc. (the “Company”) or a Subsidiary; and

WHEREAS, a grant of Performance Shares to the Grantee has been duly authorized by a resolution of the Committee as effective on December 29, 2024 (the “Date of Grant”).

NOW, THEREFORE, pursuant to the Plan, the Company hereby memorializes a grant to the Grantee, as of the Date of Grant, pursuant to this Performance Share Agreement (this “Agreement”) of a target of [[SHARESGRANTED]] Performance Shares (the “Stock Award”), which Stock Award will consist of “ROIC Shares” and “TSR Shares” as set forth in the Statement of Performance Goals. Of the total Stock Award, a Target of [[ROICSHARESGRANTED]] Performance Shares shall be designated as “ROIC Shares” (as described in Section 1(a) of the Statement of Performance Goals) and a Target of [[TSRSHARESGRANTED]] Performance Shares shall be designated as “TSR Shares” (as described in Section 1(b) of the Statement of Performance Goals).

1.
Vesting of Performance Shares. On the Vesting Date, the Performance Shares shall become non-forfeitable to the extent that the Performance Criteria set forth in the Statement of Performance Goals have been met as of the Vesting Date, subject to the Grantee having remained in the continuous employ of the Company and/or Subsidiary until (i) the Vesting Date or (ii) the last day of the TSR Performance Period, if during the period beginning on the last day of the TSR Performance Period and ending on the Vesting Date, one of the following occurs: (A) the Grantee’s continuous employment with the Company and its Subsidiaries terminates because of Retirement, (B) any of the occurrences specified in Section 3(d)(i), or (C) the Grantee dies or incurs a Disability.
2.
Distribution. Performance Shares that become earned and non-forfeitable as provided in Section 1 shall be settled in shares of Common Stock as soon as practicable after the Vesting Date, but notwithstanding anything to the contrary, in all events within the “short-term deferral” period determined under Treasury Regulation Section 1.409A-1(b)(4). The Company may deliver the Common Stock by delivery of physical certificates or by certificate-less book-entry issuance.
3.
Continuous Employment; Early Termination of Employment.
(a)
Continuous Employment. For purposes of this Agreement, the Grantee’s employment with the Company or Subsidiary will be deemed to have ceased as of the last day worked. In the case of a Grantee having received short term disability benefits, employment will be deemed to have ceased on the last day for which such short term benefits are paid, unless the Grantee immediately returns to active employment. For the purposes of this Agreement, the continuous employment of the Grantee with the Company or a Subsidiary will not be deemed to have been interrupted, and the Grantee will not be deemed to have ceased to be an employee of the Company or a Subsidiary, by reason of (i) the termination of his employment by the Company or a Subsidiary and immediate rehire by the Company (if the Company was not the original employer) or by another Subsidiary or (ii) an approved leave of absence.
(b)
Vesting Upon Retirement. In the event that the Grantee’s continuous employment with the Company and its Subsidiaries terminates prior to the last day of the TSR Performance Period because of Retirement in the absence of Cause, the ROIC Shares and the TSR Shares shall become non-forfeitable to the same extent that they would have become non-forfeitable had the Grantee remained in continuous employment, except that such non-forfeitable amounts shall be pro-rated, whereby the pro rata portion shall be determined by dividing the number of complete calendar quarters in the applicable performance period until the date of such Retirement by twelve (12). The distribution of the non-forfeitable ROIC Shares and TSR Shares under this Section 3(b) shall be made at the same time as the distribution of the Performance Shares that would have been made under Section 2, but notwithstanding anything to the contrary, in all events within the “short-term deferral” period determined under Treasury Regulation Section 1.409A-1(b)(4).
(c)
Vesting Upon Death or Disability. Notwithstanding the provisions of Sections 1, 2 and 3(b), in the event the Grantee’s continuous employment with the Company and its Subsidiaries terminates as a result of death or Disability prior the last day of the TSR Performance Period, the ROIC Shares and TSR Shares shall become non-forfeitable at Target and such vested Stock Award shall be distributed within ten (10) business days after such termination, but notwithstanding anything to the contrary, in all events within the “short-term deferral” period determined under Treasury Regulation Section 1.409A-1(b)(4).
(d)
Vesting Upon Change in Control. Notwithstanding the provisions of Sections 1, 2 and 3(b), in the event of either:
(i)
a termination of continuous employment prior to the last day of the TSR Performance Period, either within two (2) years after a Change in Control (in which case the occurrence shall be the termination of employment) or during the six (6) month period prior to a Change in Control (in which case vesting is contingent on the occurrence of the Change in Control and the occurrence shall be the Change in Control), where either the Grantee is involuntarily terminated from employment for reasons other than for Cause, or the Grantee terminates his or her employment for Good Reason, or
(ii)
a Change in Control prior to the last day of the TSR Performance Period where the Stock Award (the “Replaced Award”) is not continued, replaced or assumed in the form of a Replacement Award, then (1) ROIC Shares shall become non-forfeitable at Target, and (2) TSR Shares shall become non-forfeitable as follows: (x) if at least twelve (12) months of the TSR Performance Period have been completed as of the date of the occurrence, non-forfeitability is based on TSR as of the date of occurrence without application of 4-quarter averaging, or (y) if at least twelve (12) months of the TSR Performance Period have not been completed, non-forfeitability is at Target. Such vested Stock Award shall be distributed within ten (10) business days of the applicable occurrence, but notwithstanding anything to the contrary, in all events within the “short-term deferral” period determined under Treasury Regulation Section 1.409A-1(b)(4).
4.
Definitions. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Plan or in the Statement of Performance Goals. As used herein:
(a)
“Cause” means:
(i)
any willful or negligent material violation of any applicable securities laws (including the Sarbanes-Oxley Act of 2002);
(ii)
any act of fraud, intentional misrepresentation, embezzlement, dishonesty, misappropriation or conversion of any asset or business opportunity of the Company;
(iii)
conviction of, or entering into a plea of nolo contendere to, a felony;
(iv)
an intentional, repeated or continuing violation of any of the Company’s policies or procedures that occurs or continues after the Company has given notice to the Grantee that he or she has materially violated a Company policy or procedure;
(v)
any breach of a written covenant or agreement with the Company, including the terms of this Plan (other than a failure to perform Grantee’s duties with the Company resulting from the Grantee’s incapacity due to physical or mental illness or from the assignment to the Grantee of duties that would constitute Good Reason), which is material and which is not cured within thirty (30) days after written notice thereof from the Company to the Grantee;
(vi)
abuse of alcohol or drugs; or
(vii)
failure to reasonably cooperate in a governmental or Board investigation.
(b)
“Good Reason” means the occurrence of any of the following without the Grantee’s consent:
(i)
a material diminution in the Grantee’s duties, responsibilities or authority (for the avoidance of doubt, a change in title or reporting alone does not constitute “Good Reason” under this subsection (i));

(ii)
a material reduction by the Company of the Grantee’s base salary;
(iii)
a material reduction by the Company of the Grantee’s target bonus opportunity;
(iv)
a material reduction in long-term incentives from the year prior to the Change in Control, as measured by grant date economic values determined by a third-party compensation firm chosen by the Company and using generally accepted methodologies, which may include annualizing prior year long-term incentive grants over more than one year and ignoring prior special retention or sign-on grants;
(v)
a material failure of the successor entity to cover the Grantee under the savings and retirement plans provided to similarly situated executives;
(vi)
the relocation of the Company’s principal executive offices more than fifty (50) miles from their current location, if at the time of a Change in Control the Grantee is based at the Company’s principal executive offices, or the requirement of the Grantee to be based at a location more than fifty (50) miles from the Grantee’s location as of the Change in Control;
(vii)
any purported termination by the Company of the Grantee’s employment upon the occurrence of a Change in Control except for Cause; or
(viii)
any failure by a successor company to assume on behalf of its participants the Flowers Foods, Inc. Change of Control Plan (the “COC Severance Plan”), or any action by the successor company to amend such COC Severance Plan in violation of its terms.

Notwithstanding the foregoing, no termination of employment by the Grantee shall constitute a termination for “Good Reason” unless (A) the Grantee gives the Company notice of the existence of an event described in any of clauses (i) through (viii) above, within ninety (90) calendar days following the occurrence of such event, (B) the Company does not remedy such event within thirty (30) calendar days after receiving the notice described in the preceding clause (A), and (C) the Grantee terminates employment within one hundred eighty (180) days after the occurrence of the event that constitutes Good Reason.

(c)
“Performance Criteria” means the Management Objectives approved by the Committee which set forth the performance standards applicable to each of the ROIC Shares and the TSR Shares.
(d)
“Replacement Award” means an award: (A) of the same or a substantially similar type as the Replaced Award; (B) that has a value at least equal to the value of the Replaced Award; (C) that either is denominated in cash or relates to publicly traded equity securities of the Company or its successor in the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control; (D) if the Grantee holding the Replaced Award is subject to U.S. federal income tax under the Code, the tax consequences of which to such Grantee under the Code are generally no less favorable to such Grantee than the tax consequences of the Replaced Award (provided that the Company does not guarantee any particular tax treatment with respect to any Replacement Award); and (E) the other terms and conditions of which are generally no less favorable to the Grantee holding the Replaced Award than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent termination of employment or change in control). A Replacement Award may be granted only to the extent it does not result in the Replaced Award or Replacement Award failing to comply with or be exempt from Section 409A of the Code. Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the two preceding sentences are satisfied. The determination of whether the conditions of this definition are satisfied will be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion.
(e)
“Retirement” means termination of employment, other than due to death or Disability, after the Grantee attains at least age fifty-five (55), provided that the sum of the Grantee’s age plus years of service is an amount equal to or greater than sixty-five (65). [Notwithstanding the foregoing, a termination of employment that otherwise meets the definition of a Retirement shall not qualify as a Retirement unless either (i) the Grantee’s employment is involuntarily terminated by the Company or (ii) the Grantee provides the Company with at least six (6) months’ prior written notice of such Retirement in accordance with Section 19 (or the Committee waives such notice requirement either because the Company initiated such Retirement or due to extenuating circumstances that render it impractical for the Grantee to provide such notice).]
(f)
“ROIC Performance Period” means the three fiscal year period set forth on the Statement of Performance Goals.
(g)
“Target” means the payment percentage equaling 100% relative to a designated level of achievement of the applicable Performance Criteria set forth in the table providing the range of potential payment opportunities for each of the ROIC Shares and the TSR Shares in the Statement of Performance Goals.
(h)
“TSR Performance Period” means the three calendar year period set forth on the Statement of Performance Goals.
(i)
“Vesting Date” means the date that the Company files its Annual Report on Form 10‑K with the Securities and Exchange Commission reflecting the certification of the Performance Criteria set forth in the Statement of Performance Goals, or if earlier March 14 of the third year following the Date of Grant.
5.
Forfeiture of Stock Award. If the Grantee ceases to be continuously employed by the Company and/or Subsidiary at any time prior to the Vesting Date, any portion of the Stock Award that has not theretofore become non-forfeitable in accordance with the terms of Sections 1 and 2 shall be forfeited, except as provided in Section 3.

6.
Dividend, Voting and Other Rights. Except as otherwise provided in this Section 6, the Grantee shall have none of the rights of a stockholder with respect to the Stock Award. A notional cash account for the Grantee shall be credited with an amount equal to any cash dividends paid by the Company on its Common Stock during the full or partial performance period as determined under Sections 1 through 5. Such notional cash dividends shall become non-forfeitable only with respect to the corresponding portion of the Stock Award that ultimately becomes non-forfeitable in accordance with Sections 1 through 5. Non-forfeitable notional cash dividends will be distributed in cash, without interest, when the corresponding vested portion of the Stock Award is paid out as set forth in Sections 2 and 3.
7.
Restrictions on Transfer of Stock Award. The Stock Award and the shares underlying it may not be transferred, sold, pledged, exchanged, assigned or otherwise encumbered or disposed of by the Grantee, except to the Company, until such shares underlying the Stock Award have been paid out. Any purported transfer, encumbrance or other disposition of the Stock Award or the shares underlying it that is in violation of this Section 7 shall be null and void, and the other party to any such purported transaction shall not obtain any rights to or interest in the Stock Award or such shares.
8.
Compliance with Law. The Company will make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, notwithstanding any other provision of this Agreement, the Company will not be obligated to issue any restricted or non-restricted shares of Common Stock or other securities pursuant to this Agreement if the issuance thereof would result in a violation of any such law. Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement prevents the Grantee from providing, without prior notice to the Company, information to governmental authorities regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by any governmental authorities regarding possible legal violations, and for purpose of clarity the Grantee is not prohibited from providing information voluntarily to the Securities and Exchange Commission pursuant to Section 21F of the Exchange Act.
9.
Adjustments. The Committee will make such adjustments in the number and kind of shares of stock or other securities covered by this Agreement as provided for in Section 11 of the Plan.
10.
Taxes and Withholding. To the extent that the Company or Subsidiary is required to withhold any federal, state, local or foreign tax in connection with the issuance or vesting of any portion of the Stock Award or other amounts pursuant to this Agreement, and the amounts available to the Company for such withholding are insufficient, it shall be a condition to the delivery of the shares to the Grantee that the Grantee shall pay the tax in cash or make provisions that are satisfactory to the Company for the payment thereof.
11.
No Right to Future Awards or Employment. The grant of the Stock Award under this Agreement to the Grantee is a voluntary, discretionary award being made on a one-time basis and it does not constitute a commitment to make any future awards. The grant of the Stock Award and any payments made hereunder will not be considered salary or other compensation for purposes of any severance pay or similar allowance, except as otherwise required by law. The Plan and this Agreement will not confer upon the Grantee any right with respect to the continuance of employment or other service with the Company or any Subsidiary and will not interfere in any way with any right that the Company or any Subsidiary would otherwise have to terminate any employment or other service of the Grantee at any time.
12.
Relation to Other Benefits. Any economic or other benefit to the Grantee under this Agreement will not be taken into account in determining any benefits to which the Grantee may be entitled under any profit‑sharing, retirement, or other benefit or compensation plan maintained by the Company or a Subsidiary and will not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering employees of the Company or any Subsidiary, unless provided otherwise in any such plan.
13.
Agreement Subject to the Plan. The Stock Award granted under this Agreement and all of the terms and conditions hereof are subject to all of the terms and conditions of the Plan. Capitalized terms in this Agreement may be defined herein, defined in the Plan, or defined in both places. In the event of any inconsistency between this Agreement and the Plan, the terms of the Plan will govern. The Committee acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein, have the right to determine any questions which arise in connection with the Stock Award or its vesting.
14.
Clawback/Recoupment Rights and Policies. The Grantee acknowledges and agrees that the terms and conditions set forth in the Flowers Foods, Inc. Amended and Restated Clawback Policy (as may be amended and restated from time to time, the “Clawback Policy”) and the Flowers Foods, Inc. Executive Compensation Recoupment Policy (as may be amended and restated from time to time, the “Dodd-Frank Policy”) are incorporated in this Agreement by reference. To the extent the Clawback Policy or the Dodd-Frank Policy is applicable to the Grantee, it creates additional rights for the Company with respect to the Grantee’s Stock Award and other applicable compensation, including, without limitation, annual cash incentive compensation awards granted to the Grantee by the Company. Notwithstanding any provisions in this Agreement to the contrary, any Stock Awards granted under the Plan and such other applicable compensation, including, without limitation, annual cash incentive compensation, will be subject to potential mandatory cancellation, forfeiture and/or repayment by the Grantee to the Company to the extent the Grantee is, or in the future becomes, subject to (a) any Company clawback or recoupment policy, including the Clawback Policy, the Dodd-Frank Policy, and any other policies that are adopted by the Company, whether to comply with the requirements of any applicable laws, rules, regulations, stock exchange listing standards or otherwise, or (b) any applicable laws that impose mandatory clawback or recoupment requirements under the circumstances set forth in such laws, including as required by the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or other applicable laws, rules, regulations or stock exchange listing standards, as may be in effect from time to time, and which may operate to create additional rights for the Company with respect to awards and the recovery of amounts relating thereto. By accepting the Stock Award under the Plan and pursuant to this Agreement, the Grantee consents to be bound by the terms of the Clawback Policy or the Dodd-Frank Policy, if applicable, and agrees and acknowledges that the Grantee is obligated to cooperate with, and provide any and all assistance necessary to, the Company in its efforts to recover or recoup the Stock Award, any gains or earnings related to the Stock Award, or any other applicable compensation, including, without limitation, annual cash incentive compensation, that is subject to clawback or recoupment pursuant to such laws, rules, regulations, stock exchange listing standards or Company policy.

Such cooperation and assistance shall include, but is not limited to, executing, completing and submitting any documentation necessary to facilitate the recovery or recoupment by the Company from the Grantee of any such amounts, including from the Grantee’s accounts or from any other compensation, to the extent permissible under Section 409A of the Code.
15.
Amendments. Subject to the terms of Section 17 of the Plan, any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment will materially and adversely affect the rights of the Grantee under this Agreement without the Grantee’s consent, except that the Grantee’s consent shall not be required to an amendment that is deemed necessary by the Company to ensure compliance with Section 409A of the Code or Section 10D of the Exchange Act.
16.
Severability. In the event that one or more of the provisions of this Agreement is invalidated for any reason by a court of competent jurisdiction, any provision so invalidated will be deemed to be separable from the other provisions hereof, and the remaining provisions hereof will continue to be valid and fully enforceable.
17.
Successors and Assigns. Without limiting Section 7 hereof, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Grantee, and the successors and assigns of the Company.
18.
Governing Law. This Agreement will be governed by and construed in accordance with the internal substantive laws of the State of Georgia.
19.
Notices. Any notice to the Company provided for herein shall be in writing to the Company at the principal executive office of the Company, marked Attention: Chief Human Resources Officer, and any notice to the Grantee shall be addressed to said Grantee at his or her address then currently on file with the Company. Except as otherwise provided herein, any written notice shall be deemed to be duly given if and when delivered personally or deposited in the United States mail, first class registered mail, postage and fees prepaid, and addressed as aforesaid. Any party may change the address to which notices are to be given hereunder by written notice to the other party as herein specified (provided that for this purpose, any mailed notice shall be deemed given on the third business day following deposit of the same in the United States mail).
20.
Compliance with Section 409A of the Code. To the extent applicable, it is intended that this Agreement and the Plan comply with, or be exempt from, the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) do not apply to the Grantee. This Agreement in conjunction with the terms of the Plan shall be administered in a manner consistent with this intent. Any amendments made to comply with Section 409A of the Code may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Company without the consent of the Grantee. In any case, the Grantee shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed in connection with this Agreement (including any taxes and penalties under Section 409A of the Code), and the Company shall not have any obligation to indemnify or otherwise hold the Grantee harmless from any or all of such taxes or penalties.

21.
Electronic Delivery. The Company may, in its sole discretion, deliver any documents related to the Stock Award and the Grantee’s participation in the Plan, or future awards that may be granted under the Plan, by electronic means or request the Grantee’s consent to participate in the Plan by electronic means. The Grantee hereby consents to receive such documents by electronic delivery and, if requested, agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.
22.
Acknowledgement. The Grantee acknowledges that the Grantee (a) has received a copy of the Plan, (b) has had an opportunity to review the terms of this Agreement and the Plan, (c) understands the terms and conditions of this Agreement and the Plan and (d) agrees to such terms and conditions.
23.
Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same agreement.
24.
Data Protection. By signing below, the Grantee consents that the Company may process the Grantee’s personal data, including name, Social Security number, address and number of shares of the Stock Award (“Data”), exclusively for the purpose of performing this Agreement, in particular in connection with the Stock Award awarded to the Grantee. For this purpose, the Data may also be disclosed to and processed by companies outside the Company, e.g., banks involved.

(Signature follows on the next page)

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer as of the day and year first above written.

FLOWERS FOODS, INC.
By:	/s/ R. Steve Kinsey
R. Steve Kinsey
Chief Financial Officer

Statement of Performance Goals

This Statement of Performance Goals applies to the Stock Award granted to the Grantee on the Date of Grant and applies with respect to the Performance Share Agreement between the Company and the Grantee (the “Agreement”).

1.
Performance Criteria for Vesting of Performance Shares. Of the total Stock Award, a Target of [[ROICSHARESGRANTED]] Performance Shares shall be designated as “ROIC Shares” described in Section 1(a) below and a Target of [[TSRSHARESGRANTED]] Performance Shares shall be designated as “TSR Shares” described in Section 1(b) below.
(a)
ROIC Shares.
(i)
In order for any portion of the ROIC Shares to become non-forfeitable as of the Vesting Date, the following Performance Criteria must be achieved during the ROIC Performance Period: the Company’s ROIC must exceed its WACC by 150 basis points for such period.
(ii)
In the event that the requirement of subparagraph (a)(i) above is satisfied, the ROIC Shares shall become non-forfeitable as indicated below. For this purpose, the ROIC Performance Period is the twelve fiscal quarters occurring in the Company’s fiscal years 2025, 2026, and 2027.

[Difference (or “Spread”) ROIC minus WACC	Non-Forfeitable Percentage (% of Target)
Less than 150 basis points	0%
150 basis points	50%
300 basis points	100%
450 basis points or above	150%
Straight-line interpolation between points

(b)
TSR Shares. In order for any portion of the TSR Shares to become non-forfeitable as of the Vesting Date, the following Performance Criteria must be achieved: the relative performance of the Flowers TSR determined for the TSR Performance Period compared to the Peer Group TSRs for the same period equals or exceeds the thirtieth percentile (30%)], calculated as follows:

The final four hypothetical payouts relating to Flowers TSR, based on the table below, for the TSR Measurement Periods will be averaged to determine the final percent of TSR Shares that become non-forfeitable.

Percentile Flowers TSR vs. Peer Group TSRs	Non-Forfeitable Percentage (% of Target)
Less than 30th	0%
30th	50%
50th	100%
70th	150%
90th or above	200%
Straight-line interpolation between points

2.
Determination of Earned Award. No later than 74 days after the end of the TSR Performance Period, the Committee shall review the financial results and certify to what extent the Performance Criteria for Performance Shares is satisfied and will determine the total number of Performance Shares earned by the Grantee.
3.
Settlement. The Performance Shares shall be settled in accordance with the terms of the Agreement. In all events, settlement of the Performance Shares shall occur within the “short-term deferral” period determined under Treasury Regulation Section 1.409A-1(b)(4).
4.
Definitions. Capitalized terms in this Statement of Performance Goals that are not specifically defined herein have the meanings given to them in the Plan or in the Agreement. As used herein:
(a)
“Flowers TSR” means (i) the Company’s Common Stock price change plus dividends (which are assumed to be reinvested as paid out to shareholders) compared to (ii) the price of a share of Common Stock determined on the trading day immediately preceding the commencement of the TSR Performance Period.
(b)
“Peer Group TSRs” mean the total shareholder returns (“TSR”) calculated as described in the definition of Flowers TSR but determined for each of the following fifteen (15) peer group companies: B&G Foods, Inc., Campbell Soup Company, ConAgra Brands, Inc., General Mills, Inc., The Hain Celestial Group, Inc., The Hershey Company, Hormel Foods Corp., J & J Snack Foods Corp., The Kraft Heinz Company, Lancaster Colony Corp., McCormick & Company, Inc., Mondelez International, Inc., Post Holdings, Inc., The J.M. Smucker Company, and TreeHouse Foods, Inc. The Peer Group TSRs shall be adjusted as follows for the following events: (x) peer group companies filing for bankruptcy during the TSR Measurement Period will be considered to have negative one hundred percent (-100%) TSR and (y) peer group companies that are acquired during the TSR Measurement Period shall (1) be excluded if they enter into a definitive agreement to be acquired during the first year of the TSR Performance Period and (2) be positioned relative to the Flowers TSR based on both companies’ TSRs through the trading day which is twenty (20) trading days before the acquired company announces the transaction if they enter into a definitive agreement to be acquired after the first year of the TSR Performance Period. If a peer group company is subsumed by merger (i.e., no longer exists after the merger is consummated), it will be eliminated for that TSR Measurement Period and any subsequent TSR Measurement Periods.
(c)
“Percentile” means the rank order from the bottom of the Flowers TSR vs. the Peer Group TSRs on a scale of 100, as calculated by Microsoft Excel®, with the Company included in the group for this purpose.
(d)
“ROIC” means the time-weighted quarterly average during the ROIC Performance Period of the sum of net income and after-tax interest expense divided by the sum of the time-weighted two-point average quarterly book value of the Company’s debt and the time-weighted two-point average quarterly book value of the Company’s equity capital. GAAP amounts used in the calculation of ROIC shall be adjusted for items that in the Committee’s judgment affect comparability during the ROIC Performance Period and/or between the numerator and denominator.
(e)
“ROIC Performance Period” means December 29, 2024 through January 1, 2028.
(f)
“TSR Performance Period” means January 1, 2025 through December 31, 2027.
(g)
“TSR Measurement Periods” means the four periods commencing on January 1, 2024 and ending on March 31, 2027, June 30, 2027, September 30, 2027, and December 31, 2027, respectively.
(h)
“WACC” means the time-weighted quarterly average during the ROIC Performance Period of D times Rd multiplied by D/V, and E times Re multiplied by E/V, where:
(i)
“D” equals the time-weighted average quarterly book value of the Company’s interest-bearing debt obligations;
(ii)
“Rd” equals the time-weighted average quarterly value of the Company’s after-tax cost of debt, as determined by the Committee’s business judgment and considering market conditions;
(iii)
“E” equals the time-weighted average quarterly market value of the Company’s equity capital;
(iv)
“Re” equals the time-weighted average quarterly value of the Company’s cost of equity, as determined by the Committee’s business judgment and considering market conditions, with the value for the measure of the stock’s volatility (beta) fixed at the beginning of the ROIC Performance Period;

(v)
“V” equals the sum of the time-weighted average quarterly book value of the Company’s interest-bearing obligations and the time-weighted average quarterly market value of the Company’s equity capital.

GAAP and other amounts used in the calculation of WACC shall be adjusted for items that in the Committee’s judgement, and as agreed to by the Company’s external auditors, affect comparability during the measurement period.